EXHIBIT 3.3

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

TIGERLESS AI HOLDINGS INC.

I, Zikang Wu, hereby certify that I am the Chief Executive Officer of Tigerless AI Holdings Inc. (the “Company”), a corporation organized and existing under the Nevada Revised Statutes (the “NRS”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), and Section 78.1955 of the NRS, the Board on September 28, 2026 adopted the following resolution determining it desirable and in the best interests of the Company and its stockholders for the Company to create a series of one hundred thousand (100,000) shares of preferred stock designated as “Series A Convertible Preferred Stock”, none of which shares have been issued:

RESOLVED, that pursuant to the authority vested in the Board of this Company, in accordance with the provisions of the Articles of Incorporation, a series of preferred stock, par value $0.00001 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The authorized number of shares of Series A Convertible Preferred Stock (the “Preferred Shares”) shall be one hundred thousand (100,000) shares. Each Preferred Share shall have a par value of $0.00001 per share. Capitalized terms not defined herein shall have the meaning as set forth in Section 31 below.

2. Ranking. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation or issuance of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 16, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). For the avoidance of doubt, the Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (A) junior to any Senior Preferred Stock approved in accordance herewith, (B) on parity with any Parity Stock approved in accordance herewith and (C) senior to the Junior Stock, including the Common Stock. The rights of all such shares of Junior Stock shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock (other than Preferred Shares in accordance with the Securities Purchase Agreement) that are (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”) or (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”). Except as otherwise provided in Section 6, in the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Dividends. From and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends only when, as and if declared by the Board out of funds legally available therefor. No dividends shall accrue on the Preferred Shares unless and until declared by the Board. Any declared and unpaid dividends shall be included in the Conversion Amount and in any redemption or liquidation amount payable in respect of the Preferred Shares as provided herein.

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4. Conversion. At any time after the Initial Issuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (the “Conversion Shares”), on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable Conversion Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares.

(b) Conversion Rate. Except as otherwise provided herein, the number of Conversion Shares issuable upon conversion of any Preferred Share pursuant to this Section 4 shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”).

(i) For purposes of this Certificate of Designations, the term “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) 110% of the Stated Value thereof, plus (2) any Additional Amount thereon as of such date of determination, plus (3) any other amounts thereon owed to such Holder pursuant to this Certificate of Designations or any other Transaction Document.

(ii) For purposes of this Certificate of Designations, the term “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, the lower of (x) $10.00 and (y) the Market Price as of such date, subject to the Floor Price and adjustment as provided herein.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Optional Conversion. To convert one or more Preferred Shares into Conversion Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Preferred Share(s) subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within three (3) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 18). On the date of receipt of a Conversion Notice, the Company shall transmit to such Holder and the Transfer Agent by electronic mail a confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”), in the form attached hereto as Exhibit II, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms set forth herein. On or before the first (1st) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer Program (“FAST”) and such shares of Common Stock may be sold by such Holder pursuant to Rule 144 or an effective registration statement (the “Resale Eligibility Conditions”), cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled, which certificate shall bear any restrictive legend required by applicable securities laws. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender any Preferred Share Certificate to the Company until such Holder has converted all of the Preferred Shares represented by such Preferred Share Certificate. All conversions of Preferred Shares shall be effected in accordance with this Certificate of Designations and the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement), including the applicable FAST/DWAC delivery mechanics and any legal opinion reasonably required by the Transfer Agent in connection therewith.

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, to issue and deliver to such Holder (or its designee) a certificate for the number of Conversion Shares to which such Holder is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST and the Resale Eligibility Conditions are satisfied, to credit such Holder’s or its designee’s balance account with DTC for such number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (each, a “Conversion Failure”), then, in addition to all other remedies available to such Holder, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the applicable Conversion Price) subject to such Conversion Failure, the sum of (1) $10 per Trading Day (increasing to $25 per Trading Day on the second (2nd) Trading Day after such Delivery Failure and on each Trading Day thereafter) until such Conversion Shares are delivered or such Holder rescinds the applicable Conversion Notice, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within one (1) Business Day after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Conversion Shares) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such Conversion Shares) shall terminate and the conversion shall be deemed to have been completed, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Conversion Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (each, a “Buy-In Payment Amount”). Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of the Preferred Shares as required pursuant to the terms hereof.

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(iii) Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within one (1) Business Day of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within one (1) Business Day of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, the records of the Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 23. If a Conversion Notice delivered to the Company would result in a breach of Section 4(d) below, and the applicable Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 4(d) below (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

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(d) Limitations on Conversion. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Preferred Shares) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided, that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of such Preferred Shares.

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(e) Right of Alternate Conversion.

(i) Alternate Conversion Upon a Triggering Event. Subject to Section 4(d), at any time after the earlier of a Holder’s receipt of a Triggering Event Notice (as defined below) and such Holder becoming aware of a Triggering Event (such earlier date, the “Alternate Conversion Right Commencement Date”) and ending (such ending date, the “Alternate Conversion Right Expiration Date”, and each such period, an “Alternate Conversion Right Period”) on the date such Triggering Event is cured, such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e)(i), the “Triggering Event Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price (each, a “Triggering Event Conversion”, and together with each Alternate Optional Conversion, each an “Alternate Conversion”).

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any number of Preferred Shares held by such Holder pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of shares of Common Stock issuable upon conversion of any Conversion Amount of Preferred Shares in a Triggering Event Conversion, with no change to clause (1) of the definition of “Conversion Amount” above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion; provided, that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date, the Stated Value of the remaining Preferred Shares of such Holder shall automatically increase, pro rata, by the applicable Alternate Conversion Floor Amount or, at the Company’s option, the Company shall deliver the applicable Alternate Conversion Floor Amount in cash to such applicable Holder on the applicable Alternate Conversion Date. Notwithstanding anything to the contrary in this Section 4(e)(ii), but subject to Section 4(d), until the Company delivers to such Holder the shares of Common Stock to which such Holder is entitled pursuant to the applicable Alternate Conversion of such Holder’s Preferred Shares, such Preferred Shares may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e)(ii). In the event of an Alternate Conversion pursuant to this Section 4(e)(ii) of all, or any portion, of any Preferred Shares of a Holder, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 4(e)(ii), together the Alternate Conversion Price used in such Alternate Conversion, as applicable, is intended by the parties to be, and shall be deemed, a reasonable estimate of, such Holder’s actual loss of its investment opportunity and not as a penalty.

5. Triggering Events.

(a) General. Unless waived by a Holder, each of the following events shall constitute a “Triggering Event”:

(i) while the Company is required to maintain a Registration Statement effective pursuant to Section 5.4 of the Securities Purchase Agreement, the effectiveness of that Registration Statement lapses for any reason (including the issuance of a stop order) or the Registration Statement or the prospectus contained therein is unavailable to any Holder for the resale of all Registrable Securities in accordance with Section 5.4 of the Securities Purchase Agreement, and such lapse or unavailability continues for ten (10) consecutive days or for more than twenty (20) days in the aggregate during any 365-day period, provided, that no Triggering Event shall occur under this clause (i) if, and for so long as, all Registrable Securities may be sold by the Holders without volume or manner-of-sale limitations pursuant to Rule 144;

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(ii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of two (2) consecutive Trading Days (other than any suspension or limitation of trading applicable generally to securities listed or quoted on the applicable Eligible Market);

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within three (3) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(d) hereof;

(iv) if a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on the conversion of the Preferred Shares set forth herein) and the Company fails to comply with its obligations under Section 11(b) with respect thereto; provided, that no Triggering Event shall occur under this clause (iv) for so long as the Company is taking the actions required by, and is otherwise in compliance with, Section 11(b);

(v) the Company at any time terminates, replaces, or removes its transfer agent, or appoints, engages, or otherwise uses any successor or replacement transfer agent, unless, as a condition to and prior to the effectiveness of any such change, such successor or replacement transfer agent (i) delivers to the Holder duly executed Irrevocable Transfer Agent Instructions substantially similar in form and substance to those in Exhibit B of the Securities Purchase Agreement; and (ii) is a participant in good standing in the DTC Fast Automated Securities Transfer program, provided, that the Company shall provide written notice to the Holders of any replacement of its transfer agent; provided further, that no Triggering Event shall occur solely as a result of a failure to satisfy clause (ii) if the Company engages a transfer agent that is a participant in good standing in the DTC Fast Automated Securities Transfer program within two (2) Business Days;

(vi) the Company’s failure to pay to any Holder any amount when and as due under this Certificate of Designations, the Securities Purchase Agreement or any other Transaction Document, except only if such failure remains uncured for a period of at least five (5) Trading Days;

(vii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the applicable Holder upon conversion or exercise (as the case may be) of any Securities acquired by such Holder under the Transaction Documents as and when required by such Securities or the Securities Purchase Agreement, as applicable, and such failure continues for a period of three (3) Trading Days, unless otherwise then prohibited by applicable federal securities laws;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

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(x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall be deducted in calculating the $250,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiv) other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any representation or warranty or any covenant or other term or condition of any Transaction Document in any material respect, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) Business Days;

(xv) the Company’s failure to file the Registration Statement and have it declared effective pursuant to and in accordance with the terms and conditions of Section 5.4 of the Securities Purchase Agreement (including any additional Registration Statement required to be filed thereunder);

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(xvi) the Company’s failure to comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in its filings), which failure continues for a period of five (5) consecutive Business Days; and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act for a period of one (1) or more Business Days;

(xvii) any Material Adverse Effect occurs;

(xviii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof or the Company or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under one or more Transaction Documents;

(xix) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock, which order or restriction remains in effect for a period of five (5) consecutive Trading Days;

(xx) the DTC places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program, which restriction or ineligibility continues for a period of five (5) consecutive Trading Days; or

(xxi) if the Company is required to seek the approval of its stockholders pursuant to Section 5.19 of the Securities Purchase Agreement, the Company’s failure to comply with the terms of such Section 5.19.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (a “Triggering Event Notice”) to each Holder.

(c) Remedies. Upon the occurrence of any Triggering Event, the Stated Value of each outstanding Preferred Share shall be increased by fifteen percent (15%) (the “Default Premium”), and such increased amount shall thereafter constitute the Stated Value of such share for all purposes of this Certificate of Designations (including, without limitation, for purposes of the conversion provisions of Section 4); provided, that the Stated Value of any share shall not be increased pursuant to a Triggering Event on more than one occasion. Additionally, upon the occurrence and continuance of each and any Triggering Event, dividends on the Preferred Shares shall automatically accrue at the annual rate of 5% (“Default Dividend”), and shall be payable monthly in cash, or at the option of the Company, by adding the amount of such dividend to the Stated Value of each outstanding Preferred Share (which increased amount shall thereafter constitute the Stated Value of such share for all purposes of this Certificate of Designations). The Default Premium and Default Dividend shall be in addition to, and not in lieu of, any other rights or remedies available to the Holders under this Certificate of Designations, at law or in equity. If a Triggering Event remains uncured, a Holder may also require the Company, by written notice to the Company in accordance with this Certificate of Designations, to apply up to twenty-five percent (25%) of the gross cash proceeds of each financing (whether debt, equity or otherwise) consummated by the Company after the date of such Triggering Event to the redemption of such Holder’s Preferred Shares for cash at a price per Preferred Share equal to the Company Optional Redemption Price (calculated as of the date of such redemption), with such proceeds to be applied pro rata among all Holders exercising such right based on the number of Preferred Shares then held by each such Holder.

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6. Rights Upon Fundamental Transactions.

(a) Assumption; Redemption in Lieu of Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless, at the option of the Company, either (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares (and the execution and delivery of such written assumption, and the delivery of a security satisfying the requirements of this clause (i), shall be deemed to satisfy this Section 6(a) without any requirement that any such agreement, instrument or security be satisfactory to, or consented to or approved by, any Holder or the Required Holders), or (ii) all outstanding Preferred Shares are redeemed in full in cash at or prior to the consummation of such Fundamental Transaction at a price per Preferred Share equal to the Company Optional Redemption Price (calculated as of the date of consummation of such Fundamental Transaction), in which case no assumption or exchange security pursuant to clause (i) shall be required. Notwithstanding the foregoing, if, as a result of the Fundamental Transaction, the common stock of the Company (or the securities issued in exchange therefor in the Fundamental Transaction) will not be listed on a national securities exchange following consummation of such transaction, or the Fundamental Transaction will otherwise result in the Company ceasing to be publicly traded on a national securities exchange, each Holder may, at its sole option and by written notice to the Company, elect to have all or any portion of the Preferred Shares held by such Holder redeemed in full in cash at or prior to the consummation of such Fundamental Transaction at the price per Preferred Share specified in clause (ii) above. Upon the occurrence of any Fundamental Transaction to which clause (i) of the first sentence of this Section 6(a) applies, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. Notwithstanding the foregoing, any Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. For the avoidance of doubt, no consent or approval of any Holder or the Required Holders shall be required for the Company to enter into or consummate any Fundamental Transaction effected in compliance with this Section 6(a). The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 15 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Floor Price or Adjusted Floor Price, as applicable, as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preferred Shares held by such Holder (i) such securities or other assets (the “Corporate Event Consideration”) to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares set forth in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Any provision made pursuant to the preceding sentence shall be in form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares set forth in this Certificate of Designations.

8. Reserved.

9. Redemption at the Company’s Election.

(a) At any time, the Company shall have the right to redeem all, or any part, of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 110% of the sum of (i) the Stated Value being redeemed, (ii) any Additional Amount thereon as of the Company Optional Redemption Date and (iii) any other amounts thereon owed to such Holder pursuant to this Certificate of Designations or any other Transaction Document. The Company may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall be irrevocable; provided that the Company Optional Redemption Notice may be conditioned upon the consummation of a refinancing transaction, a Fundamental Transaction or any other financing or strategic transaction specified in such notice. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall be at least fifteen (15) Business Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Stated Value of the Preferred Shares being redeemed from such Holder and all of the other Holders on the Company Optional Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4. All Conversion Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date. In the event of the Company’s redemption of any of the Preferred Shares under this Section 9, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and is continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Preferred Shares in its discretion.

(b) If the Company elects to cause a Company Optional Redemption of the Preferred Shares pursuant to Section 9(a) above, then it must simultaneously take the same action with respect to all Holders on a pro rata basis.

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10. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

11. Authorized Shares.

(a) Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation Alternate Conversions, of all of the Preferred Shares then outstanding (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price or Adjusted Floor Price, as applicable, then in effect and (y) any such conversion shall not take into account any limitations on conversion of the Preferred Shares set forth herein) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares pro rata based on the number of Preferred Shares then held by the Holders. Notwithstanding the foregoing, a Holder may allocate its Authorized Share Allocation to any other securities of the Company held by such Holder (or any of its designees) by delivery of written notice to the Company.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding (or deemed outstanding pursuant to Section 11(a) above). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than thirty (30) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. If the requisite stockholder approval is not obtained at any meeting of stockholders held pursuant to this Section 11(b), the Company shall, within five (5) Business Days following such meeting, commence all actions necessary to seek such approval again and shall continue to seek such approval at successive meetings of stockholders until such approval is obtained. The Company shall file the preliminary proxy statement or other applicable solicitation materials for each subsequent meeting as promptly as practicable, but in no event later than twenty (20) calendar days following the immediately preceding meeting, and shall cause each subsequent meeting to be held as promptly as permitted under applicable law and SEC rules. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company shall satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount of the Preferred Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(b); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision any of the Transaction Documents.

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12. Voting Rights. The holders of the Preferred Shares shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in this Section 12 and Section 16 or as otherwise required by the NRS. To the extent that under the NRS the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the NRS, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the NRS), voting together in the aggregate and not in separate series unless required under the NRS, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws (the “Bylaws”) and the NRS.

13. Covenants. Without the prior consent of the Required Holders:

(a) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Junior Stock or Parity Stock (other than as required by this Certificate of Designations).

(b) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to become or remain duly qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(c) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to materially comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(d) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(e) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(f) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Preferred Shares (other than in accordance with the Securities Purchase Agreement or in compliance with Section 2 of this Certificate of Designation), or (ii) issue any securities that rank senior or pari passu to the Preferred Shares or any other securities that would cause a breach or default under this Certificate of Designations. For the avoidance of doubt, except as expressly set forth in the immediately preceding sentence or elsewhere in this Certificate of Designations, nothing herein shall require the consent of, or grant any consent or approval right to, any Holder with respect to the issuance by the Company of any shares of Common Stock, Options, Convertible Securities or other securities, the incurrence or guarantee of any Indebtedness, or any other equity or debt financing or capital-raising transaction of the Company or any Subsidiary.

14. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) the Conversion Amount of such Preferred Share (with no change to clause (1) of the definition thereof) on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 14. All the preferential amounts to be paid to the Holders under this Section 14 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 14 applies.

15. Distribution of Assets. In addition to any adjustments pursuant to Section 7 and Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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16. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation (other than this Certificate of Designations, which is covered by Section 30) or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise, other than as contemplated hereby or in accordance with the Securities Purchase Agreement; provided, that the authorization, creation or issuance of any Senior Preferred Stock, Parity Stock or Junior Stock in accordance with this Certificate of Designations (including Section 2), and the filing of any certificate of designations or articles of amendment with respect thereto, shall not, in and of itself, be deemed to adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares; provided the Company complies with any applicable Required Holders consent obligations hereunder; (b) create or authorize (by reclassification or otherwise), or issue, any new class or series of Senior Preferred Stock or Parity Stock unless the Required Holders have consented thereto in accordance with Section 2 hereof; (c) purchase, repurchase or redeem any shares of Junior Stock, other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans; (d) pay dividends or make any other distribution on any shares of Junior Stock; (e) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock, other than as contemplated hereby or in accordance with the Securities Purchase Agreement; (f) issue any Preferred Shares, other than as contemplated hereby or in accordance with the Securities Purchase Agreement; or (g) without limiting any provision of Section 10, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

17. Transfer of Preferred Shares. A Holder may offer, sell or transfer some or all of its Preferred Shares without the consent of the Company subject to applicable securities laws and Section 9.4 of the Securities Purchase Agreement.

18. Reissuance of Preferred Share Certificates and Book Entries.

(a) Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Share Certificates or Book-Entry may be less than the number of Preferred Shares stated on the face of the Preferred Share Certificates or Book-Entry.

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number of Preferred Shares.

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(c) Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

20. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs reasonably incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof.

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21. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

22. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. In addition, the exercise of any right or remedy of a Holder at law or equity or under this Certificate of Designations or any of the Transaction Documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

23. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable redemption price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable redemption price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed), select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error. During the pendency of any dispute pursuant to this Section 23, the Company shall timely perform all obligations under this Certificate of Designations that are not the subject of such dispute, and no such dispute shall excuse or delay any conversion, payment, redemption or other performance to the extent not dependent upon the matter in dispute.

(b) Miscellaneous. The Company and each Holder acknowledge and agree that the procedures in this Section 23 constitute a binding expert-determination mechanism for the valuation and calculation disputes described herein and not an agreement to arbitrate. The terms of this Certificate of Designations and the other applicable Transaction Documents shall serve as the basis for the investment bank’s determination. The investment bank may make the findings and calculations reasonably necessary to resolve the submitted dispute, and its determination shall be final and binding absent manifest error. Nothing in this Section 23 limits either party’s right to seek temporary, preliminary or permanent injunctive relief or to enforce the expert determination in the courts specified in Section 26.

24. Notices; Currency; Payments.

(a) Notices.

(i) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered on the earliest of: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. Notwithstanding the foregoing, any notice, consent, waiver or other communication delivered by any method other than electronic mail shall also be sent by electronic mail to the applicable recipient at the e-mail address specified herein. The mailing address and e-mail address for any such communications to the Company shall be: Tigerless AI Holdings Inc., [ADDRESS], Attention: Zikang Wu, Chief Executive Officer, e-mail address: [EMAIL], or such other mailing address and/or e-mail address as the Company has specified by written notice given to each of the Holders in accordance with this Section 24(a) not later than five (5) days prior to the effectiveness of such change. The mailing address and e-mail address for any such communications to any Holder shall be as set forth on such Holder’s respective signature page to the Securities Purchase Agreement, or such other mailing address and/or e-mail address as such Holder has specified by written notice given to the Company in accordance with this Section 24(a) not later than five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(ii) The Company shall provide each Holder with prompt written notice by electronic mail of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

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(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions provided by such Person to the Company in writing, provided that if no wire transfer instructions have been so provided, such payment may be made by certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holders, shall initially be the address for notice).. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

25. Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Securities Purchase Agreement.

26. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Nevada and the NRS. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or be deemed or construed to limit, any provision of Section 23 above. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

27. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 27 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

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(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 27(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 27(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

28. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

29. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be applied to reduce other amounts then owing by the Company to the applicable Holder and, only to the extent no such amounts remain outstanding, refunded to the Company.

30. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. Except for Section 4(d) and this Section 30(b), which may not be amended, modified or waived hereunder, and except for an increase or decrease in the authorized number of shares of Series A Convertible Preferred Stock as contemplated hereby or in accordance with the Securities Purchase Agreement, which may be approved by the Board, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation; provided, however, and notwithstanding anything this Certificate of Designations or the Transaction Documents to the contrary, no provision of the Preferred Shares or this Certificate of Designations shall be amended, modified or waived, and no consent, approval, objection, determination or selection shall be made by the Required Holders thereunder or hereunder, in each case, to the extent any such amendment, modification, waiver, consent, approval, objection, determination or selection would adversely affect any rights of any Holder of the Preferred Shares (for the avoidance of doubt, excluding the payment by the Company or any of its Subsidiaries of any legal fees and/or expenses of any Holder in connection therewith), unless any such Holder shall have previously consented in writing to such amendment, modification, waiver, consent, approval, objection, determination or selection. Except (a) to the extent otherwise expressly provided in this Certificate of Designations or the Articles of Incorporation with respect to voting or approval rights of a particular class or series of capital stock or (b) to the extent otherwise provided pursuant to the NRS, the holders of each outstanding class or series of shares of the Company shall not be entitled to vote as a separate voting group on any amendment to the terms of this Certificate of Designations with respect to which such class or series would otherwise be entitled under the NRS to vote as a separate voting group.

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31. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(d) “Adjusted Floor Price” means, as determined on an Adjustment Date, twenty percent (20%) of the lower of (x) the closing price of the Common Stock on the Principal Market (as reported by the Principal Market) as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of the closing price of the Common Stock on the Principal Market (as reported by the Principal Market) on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(e) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale of shares of Common Stock (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(f) “Affiliate” or “Affiliated” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.

(g) “Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the VWAP on the day the Holder delivers the applicable Conversion Notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtain by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (ii)(x) of such definition.

(h) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price or the Adjusted Floor Price, as applicable, and (y) 90% of the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(i) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Closing Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

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(j) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(k) Reserved.

(l) “Bloomberg” means Bloomberg, L.P.

(m) “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(n) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(o) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(p) “Common Stock” means (i) the Company’s Class A common stock, par value $0.00001 per share, and (ii) any capital stock into which such Class A common stock shall have been changed or any share capital resulting from a reclassification of such common shares.

(q) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(r) “Conversion Floor Price Condition” means that the relevant Alternate Conversion Price is being determined based on clause (ii)(x) of such definition.

(s) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t) Reserved.

(u) Reserved.

(v) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market.

(w) Reserved.

(x) “Effective Registration Date” means the date on which all shares of Common Stock underlying the Preferred Shares are freely tradable pursuant to an effective registration statement or Rule 144 under the 1933 Act without volume or manner-of-sale limitations.

(y) “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the nine (9) consecutive Trading Day period ending and including the Trading Day immediately preceding the tenth (10th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).

(z) “Securities Purchase Agreement” means that certain Securities Purchase Agreement by and among the Company, Piermont Valley Acquisition Corp., Tigerless Health, Inc. and the initial Holders of Preferred Shares, as amended from time to time in accordance with its terms.

(aa) “Closing Date” means the First Closing Date, as defined in the Securities Purchase Agreement.

(bb) [reserved]

(cc) “Floor Price” means initially $2.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events); provided that on the Effective Registration Date and every six (6) months thereafter (each, an “Adjustment Date”), the Floor Price shall automatically reset lower, and only lower, to the Adjusted Floor Price determined as of such Adjustment Date, subject in all cases to the rules and regulations of the Principal Market.

(dd) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Stock, (y) 50% of the outstanding Common Stock calculated as if any Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Stock, (y) at least 50% of the outstanding Common Stock calculated as if any Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Initial Issuance Date calculated as if any Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(ee) “GAAP” means United States generally accepted accounting principles, consistently applied.

(ff) “Governmental Authority” means any federal, foreign, state, county, municipal, provincial, or local governmental authority, court, judicial body, arbitration tribunal, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative, or other agency, or any political or other subdivision, department, commission, board, bureau, branch, division, ministry, or instrumentality of any of the foregoing.

(gg) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(hh) “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP, consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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(ii) “Intellectual Property Rights” means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(jj) “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(kk) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(ll) Reserved.

(mm) “Market Price” means 93% of the lowest daily VWAP during the five (5) Trading Day period immediately prior to the applicable Conversion Date or other date of determination.

(nn) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents, or by the agreements and instruments to be entered into in connection therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(oo) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(pp) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(qq) “Permitted Equity Issuances” means bona fide sales by the Company of Common Stock pursuant to an at-the-market offering program or equity line of credit approved by the Board and permitted under the Transaction Documents.

(rr) [reserved]

(ss) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $250,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Event, (viii) Liens with respect to the Preferred Shares.

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(tt) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(uu) Reserved.

(vv) “Principal Market” means, as of any time of determination, the principal trading market, if any, in which the shares of Common Stock then trade.

(ww) Reserved.

(xx) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(yy) “Securities” has the meaning set forth in the Securities Purchase Agreement.

(zz) “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(aaa) “Stock Combination Event” means the occurrence at any time and from time to time on or after the Closing Date of any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock.

(bbb) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ccc) “Subsidiary” shall have the meaning set forth in the Securities Purchase Agreement.

(ddd) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(eee) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The Nasdaq (or any successor thereto) is open for trading of securities.

(fff) “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Designations and each other agreement or instrument entered into or delivered by the Company or any Holder in connection with the transactions contemplated by the Securities Purchase Agreement, in each case as amended from time to time in accordance with its terms.

(ggg) Reserved.

(hhh) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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32. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the applicable Holder explicitly in writing in such notice (or promptly (but no later than the next Business Day) following receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company promptly (but no later than the next Business Day) following receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 32 shall limit any obligations of the Company, or any rights of any Holder, under Section 5.6 of the Securities Purchase Agreement.

33. Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that, in the absence of a written non-disclosure agreement signed by an officer of such Holder, no Holder has a contractual obligation under this Certificate of Designations to maintain the confidentiality of information provided by the Company or to refrain from trading the Company’s securities. Notwithstanding the foregoing, each Holder remains subject at all times to applicable federal and state securities laws, and nothing in this Certificate of Designations authorizes any Holder to trade while aware of material nonpublic information or to disclose information in violation of Applicable Law. When a Holder is not aware of material nonpublic information, this Certificate of Designations does not restrict such Holder from trading the Company’s securities.

RESOLVED, FURTHER, that the chairman of the board, the chief executive officer, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 2026.

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EXHIBIT I

TIGERLESS AI HOLDINGS INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Articles of Incorporation of Tigerless AI Holdings Inc., a Nevada corporation (the “Company”), establishing the terms, preferences and rights of the Series A Convertible Preferred Stock, $0.00001 par value (the “Preferred Shares”), of the Company (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of Preferred Shares indicated below into shares of Class A common stock, $0.00001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted:

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends with respect to such Preferred Shares to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

☐	If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________

Name of Registered Holder

Signature

Name of Signatory (If Holder is an Entity)

Title of Signatory (If Holder is an Entity)

Tax ID

E-mail Address

[Signature Page to Conversion Notice]

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice, (a) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the applicable Holder either (i) pursuant to Rule 144 of the 1933 Act (subject to such Holder’s execution and delivery to the Company of a customary Rule 144 representation letter) or (ii) pursuant to an effective and available registration statement and (b) hereby directs ____________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 2026 from the Company and acknowledged and agreed to by ____________________.

By:
Name:
Title:

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